Exhibit 99-3

News
Release


                                     Vectren Corporation
                                     P.O. Box 209
                                     Evansville, IN 47702-0209
January 24, 2001

FOR IMMEDIATE RELEASE



              Vectren Corporation Declares Regular Quarterly
                            Dividend

Evansville, Indiana - The board of directors of Vectren
Corporation (NYSE: VVC)
declared a quarterly common stock dividend of 25-1/2 cents per share, unchanged from the prior quarter. The dividend will be payable March 1, 2001 to shareholders of record at the close of business on February 15, 2001.

Vectren Corporation is an energy and applied technology holding company headquartered in Evansville, Indiana. Vectren's energy delivery subsidiaries provide gas and/or electricity to nearly one million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren's non-regulated subsidiaries and affiliates currently offer energy-related products and services, fiber-optic based communication services, and utility related services including materials management, debt collections, underground pipeline construction and repair, underground facilities locating and meter reading services to customers throughout the surrounding region. To learn more about Vectren, visit www.vectren.com.

Investor Contact: Steven M. Schein, VP/Investor Relations
(812) 491-4209
sschein@vectren.com

Media Contact: Jeffrey W. Whiteside, VP/Corporate Communications
(812) 491-4205
jwhiteside@vectren.com

                               ###